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Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
InnerAccess Technologies Inc.

We have audited the balance sheets of InnerAccess Technologies Inc. as at November 30, 2003 and 2002 and the statements of earnings, deficit and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at November 30, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Quebec, Quebec, Canada
January 9, 2004, except for note 17 dated July 14, 2004

InnerAccess Technologies Inc.

Balance Sheets

As at November 30, 2003 and 2002

	2003 (C$)	2002 (C$)
Assets
Current Assets
Cash and cash equivalents	861,685	547,274
Term deposit	—	10,000
Accounts receivable	89,834	109,346
Research and development tax credits refundable	333,750	389,788
Prepaid expenses	44,407	66,042

	1,329,676	1,122,450
Property, plant and equipment (notes 3 and 5)	223,542	107,615
Intangible assets (note 4)	17,007	24,291

	1,570,225	1,254,356

Liabilities
Current liabilities
Accounts payable and accrued liabilities	128,361	164,131
Deferred revenues	731,091	721,677
Current portion of long-term debt	47,173	24,150

	906,625	909,958
Long-term debt (note 5)	157,031	162,100

	1,063,656	1,072,058

Shareholders' Equity
Capital stock (note 6)	217,400	217,400
Special warrants (note 7)	1,372,878	1,372,878
Deficit	(1,083,709)	(1,407,980)

	506,569	182,298

	1,570,225	1,254,356

Contractual commitments (note 13)
Contingency (note 14)

The accompanying notes are an integral part of these financial statements.

InnerAccess Technologies Inc.

Statements of Deficit

For the years ended November 30, 2003 and 2002

	2003 (C$)	2002 (C$)
Balance—Beginning of year	1,407,980	1,687,396
Net earnings for the year	(324,271)	(279,416)

Balance—End of year	1,083,709	1,407,980

The accompanying notes are an integral part of these financial statements.

InnerAccess Technologies Inc.

Statements of Earnings

For the years ended November 30, 2003 and 2002

	2003 (C$)	2002 (C$)
Revenues (note 8)	2,733,712	2,122,586
Operating Expenses (note 8)
Research and development, net of tax credits	910,664	712,149
Marketing	225,175	119,139
Administrative and selling	1,206,904	1,014,802
Net financial expenses (income)	66,698	(2,920)

	2,409,441	1,843,170

Earnings before income taxes	324,271	279,416

Income tax expense (note 9)
Current income tax	84,000	66,000
Decrease in current income taxes due to the use of previously unrecognized tax benefit	(84,000)	(66,000)

Net earnings for the year	324,271	279,416

Basic and diluted net earnings per share (note 11)	0.02	0.02

The accompanying notes are an integral part of these financial statements.

InnerAccess Technologies Inc.

Statements of Cash Flows

For the years ended November 30, 2003 and 2002

	2003 (C$)	2002 (C$)
Cash flows from operating activities
Net earnings for the year	324,271	279,416
Depreciation and amortization not affecting cash and cash equivalents	60,681	44,641

	384,952	324,057
Change in non-cash operating working capital items
Accounts receivable	11,551	96,328
Income taxes recoverable	—	12,936
Refundable research and development tax credits	73,265	(165,518)
Prepaid expenses	21,635	(25,203)
Accounts payable and accrued liabilities	(35,770)	(69,198)
Deferred revenues	9,414	310,835

	465,047	484,237

Cash flows from financing activities
Payments on long-term debt	(47,725)	(8,000)

Cash flows from investing activities
Additions to property, plant and equipment	(112,911)	(21,449)
Disposal of the term deposit	10,000	—

	(102,911)	(21,449)

Increase in cash and cash equivalents	314,411	454,788
Cash and cash equivalents—Beginning of year	547,274	92,486

Cash and cash equivalents—End of year	861,685	547,274

Additional information
Interest paid	10,272	4,613
Income taxes recovered	—	(5,890)
Computer equipment purchased under a capital lease	73,640	—
Research and development tax credits applied against property, plant and equipment	17,227	—
Notes payable to directors offset by advances to corporate shareholders	7,961	—

The accompanying notes are an integral part of these financial statements.

InnerAccess Technologies Inc.

Notes to Financial Statements

November 30, 2003 and 2002

(expressed in Canadian dollars)

1.     Statutes and nature of activities

        The company, which was incorporated under Part 1A of the Québec Companies Act, provides mainframe computer connectivity solutions through the design, implementation and marketing of enterprise application integration (EAI) and data mining software.

2.     Summary of significant accounting policies

  Use of estimates

        The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates that affect the amounts of assets and liabilities reported in the financial statements. Those estimates also affect the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant estimates include tax credits receivable, the useful lives of property, plant and equipment, certain accrued liabilities and deferred revenues. Actual results could differ from those estimates.

  Foreign currency translation

        The company follows the temporal method of accounting for translation of foreign currency amounts into Canadian dollars. According to this method, monetary assets and liabilities are translated at the year-end exchange rate. All other assets and liabilities are translated at rates prevailing at the transaction date. During the year, revenues and expenses are translated at monthly average exchange rates, except for the cost of products sold and depreciation which are translated at the rate prevailing on the acquisition date of the related items. Exchange gains or losses are included in earnings.

  Cash and cash equivalents

        Cash and cash equivalents include cash on hand as well as all highly liquid investments having a term of less than three months at the acquisition date.

  Revenue recognition

        The company's revenue recognition policies and practices are consistent with SOP 97-2 Software Revenue Recognition, SOP 98-4 Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition and SOP 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Revenues from software licenses sales are recognized when all of the following conditions are met: a non-cancelable license agreement has been signed; the product has been delivered; there are no material uncertainties regarding customer acceptance; collection of the receivable is probable; no other significant vendor obligations exist; and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is based on the price generally charged when an element is sold separately. All elements of each order are valued at the time of revenue recognition. The company will defer license revenue for all delivered elements associated with a sales arrangement, if vendor-specific objective evidence cannot be established for each undelivered element. License revenues generally include software maintenance agreements for the first year following the date of sale. In such cases, revenues are allocated between license and maintenance revenues based on the residual method provided by SOP 98-9. Deferred revenue is generally based on vendor-specific objective evidence of the fair value of maintenance with the remaining portion of the total arrangement value allocated to license revenues. Revenues from first-year maintenance agreements and separately priced software maintenance agreements for subsequent years are deferred and recognized ratably on a straight-line basis over the maintenance period, which is usually one year.

  Property, plant and equipment and intangible assets

        Property, plant and equipment and intangible assets are recorded at cost, net of related government grants and research and development tax credits. Depreciation and amortization are calculated over the estimated useful lives of assets using the following methods, periods and annual rates:

	Methods	Rates and Periods
Computer equipment	Declining balance	30%
Office furniture and equipment	Declining balance	20%
Leasehold improvements	Straight-line	5 years
Computer equipment held under a capital lease	Straight-line	3 years
Software	Declining balance	30%

        The carrying value of property, plant and equipment and intangible assets is evaluated whenever significant events occur which may indicate an impairment in value, based upon a comparison of the carrying value to the net recoverable amount.

  Income taxes

        The company provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse.

        The company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

  Share and special warrant issue expenses

        Share and special warrant issue expenses are applied against capital stock and special warrants, respectively.

  Research and development tax credits

        The company is entitled to scientific research and experimental development ("SR&ED") tax credits granted by the Canadian federal government ("Federal") and the government of the Province of Quebec ("Provincial"). SR&ED tax credits are earned on qualified Canadian SR&ED expenditures at a rate of 35% and are recorded as an offset of SR&ED expenditures. Refundable provincial SR&ED tax credits are generally earned on qualified SR&ED salaries and subcontracting expenses incurred in the Province of Québec at a rate of 35% (40% before June 12, 2003). The company may claim a 15% additional tax credit on the increase in SR&ED expenditures. This credit is based on the excess of SR&ED expenditures incurred in Quebec during the year compared to the average of such expenditures incurred during the three previous years.

        SR&ED tax credits are accounted for using the cost reduction method. Accordingly, SR&ED tax credits are recorded as a reduction of the related expenses or capital expenditures. The refundable portion of SR&ED tax credits is recorded in the year in which the related expenses or capital expenditures are earned. The nonrefundable portion of SR&ED tax credits is recorded at such time, provided the company has reasonable assurance the credits will be realized.

        These tax credits could be subjected to a review and a possible adjustment by the Canadian federal and Quebec provincial tax authorities.

  Research and development expenses

        All expenses related to development activities such as salaries, professional fees, computer rental and depreciation, which do not meet generally accepted criteria for deferral, and research are expensed as incurred. Development expenses which meet generally accepted criteria for deferral are capitalized and amortized against earnings over the estimated period of benefit.

        As at November 30, 2003 and 2002, the company had not deferred any development costs.

  Basic and diluted earnings per share

        Basic net earnings per share are determined using the weighted average number of shares outstanding during the year.

        Diluted earnings per share are determined using the weighted average number of shares outstanding during the year, plus the effects of dilutive potential shares outstanding during the year. This method requires that diluted earnings per share be calculated using the treasury stock method, as if all dilutive potential common shares had been exercised at the later of the beginning of the year or the date of issuance, as the case may be, and that the funds obtained thereby be used to purchase common shares of the company at the average fair value of the common shares during the year.

3.     Property, plant and equipment

	2003			2002
	Cost	Accumulated Depreciation	Net Amount	Cost	Accumulated Depreciation	Net Amount
Computer equipment	$297,489	$167,211	$130,278	$201,465	$138,434	$63,031
Office furniture and equipment	58,328	36,198	22,130	58,328	30,666	27,662
Leasehold improvements	24,174	12,087	12,087	24,174	7,252	16,922

	379,991	215,496	164,495	283,967	176,352	107,615
Computer equipment held under a capital lease	73,300	14,253	59,047	—	—	—

	453,291	229,749	223,542	283,967	176,352	107,615

4.     Intangible Assets

	2003			2002
	Cost	Accumulated Depreciation	Net Amount	Cost	Accumulated Depreciation	Net Amount
Software	$89,320	$72,313	$17,007	$89,320	$65,029	$24,291

5.     Long-term debt

	2003	2002
Loan from Canada Economic Development for the Quebec areas under the Innovation, Development of Entrepreneurship and Access Program for SME, non-interest bearing, Payable in annual principal installments of $24,150, maturing in March 2007.	$96,600	$120,750
Notes payable to certain directors, at prime rate plus 1.75%, not repayable before December 1, 2004	45,993	65,500
Obligation under a capital lease, rate of 13.93%, payable in monthly installments of $2,514, including principal and interest, maturing in April 2006.	61,611	—

	204,204	186,250
Less: Current portion	47,173	24,150

	$157,031	$162,100

        The annual principal installments due on the loan over the next four years amount to $24,150 per year.

        Future minimum payments under the capital lease are as follows:

Years ending November 30,	2004	$30,172
	2005	30,172
	2006	12,572

Total of future minimum payments		72,916
Less: Interest		(11,305)

		61,611

6.     Capital stock

        Authorized

    Unlimited number of shares, without par value, of the following classes:

      Class A, voting and participating
      Class B, non-voting and participating
      Classes C to E, with specific rights and privileges as defined in the company's articles of incorporation

Class A shares as at November 30,
2003		2002
Number	Stated Value	Number	Stated Value
10,330,000	$217,400	10,330,000	$217,400

7.     Special warrants

As at November 30,
2003		2002
Number	Stated Value	Number	Stated Value
3,148,000	$1,372,878	3,148,000	$1,372,878

        Each special warrant is convertible in 1.1 Class A share at the option of the holder.

        Also, upon conversion, 1,348,000 of these special warrants will provide the holder with a half-warrant. Each whole warrant entitles the holder to acquire 1 Class A share at the price of $0.60 per share over a period of twelve months from the listing date of the shares on a recognized stock exchange.

8.     Supplementary information

  a)
  Revenues and operating expenses include the following amounts:
	2003	2002
	$	$
Revenues
License	1,676,710	1,243,984
Maintenance and support	1,057,002	878,602

	2,733,712	2,122,586

Research and development
Research and development tax credits	(331,000)	(380,000)
Depreciation of property, plant and equipment	20,672	—
Administrative and selling
Amortization of intangible assets	7,284	10,404
Depreciation of property, plant and equipment	32,725	34,237
Net financial expenses (income)
Interest on long-term debt	10,272	4,363
Interest income	(9,933)	(1,133)
Exchange loss (gain)	66,359	(6,150)

	66,698	(2,920)

  b)
  Related party transactions
	2003	2002
	$	$
Interest paid on notes to directors	4,701	4,363

        These transactions are in the normal course of operations and are measured at the exchange amount, which is the consideration established and agreed to by the related parties.

9.     Income taxes

        The reconciliation of the income tax provision calculated using the combined Canadian federal and provincial statutory income tax rate to the provision for income taxes per financial statements is as follows:

	2003	2002
Income taxes at combined Canadian federal and provincial statutory tax rate (33% in 2003 and 35% in 2002)	$108,000	$99,000
Increase (decrease)
Small business deductions—Federal	(25,000)	(27,000)
Non-taxable income	(12,000)	(28,000)
Non-deductible expense	4,000	3,000
Change in valuation allowance	(57,000)	(40,000)
Difference between statutory and future income tax rates	(15,000)	(7,000)
Other	(3,000)	—

	—	—

        As at November 30, future income tax assets and liabilities are detailed as follows:

	2003	2002
Future income tax assets
Deferred revenues	$161,000	$160,000
SR&ED expenses not deducted	170,000	134,000
Operating losses carried forward*	82,000	171,000
Share issue expense	11,000	21,000
SR&ED tax credits	14,000	—

	438,000	486,000

Future income tax liabilities
Property, plant and equipment and software	(23,000)	(6,000)
SR&ED tax credits	(42,000)	(50,000)

	(65,000)	(56,000)

	373,000	430,000
Valuation allowance	(373,000)	(430,000)

Total future income taxes	—	—

*
As at November 30, 2003, the company has accumulated for tax purposes operating losses in the amount of $213,864 at the federal level and $607,789 at the provincial level. These losses can be used to reduce future taxable income and expire in 2008.

        In addition, as at November 30, 2003, the company has accumulated for federal income tax purposes investment tax credits amounting to $14,700. These credits will be applicable against future federal income tax payable and expire in 2013. No amount for these credits has been recognized in these accounts.

10.   Segment Information

        Management has organized the company under one operating segment, being the development, implementation and marketing of enterprise application integration (EAI) and data mining software.

        Sales to external customers by geographic region are detailed as follows:

	2003	2002
United States	$2,107,269	$1,669,517
Canada	223,327	105,161
Germany	114,511	44,906
Netherlands	52,555	157,790
Other	236,050	145,212

	2,733,712	2,122,586

11.   Earnings per share

        The following table summarizes the basic and diluted weighted average number of shares outstanding:

	2003	2002
Number of shares outstanding	10,330,000	10,330,000
Conversion of special warrants into Class A shares	3,462,800	3,462,800

Basic and diluted weighted average number of shares outstanding	13,792,800	13,792,800

Warrants issuable upon conversion of special warrants excluded from the calculation of diluted earnings per share because the exercise price was greater than the average market price of the shares	674,000	674,000

12.   Financial Instruments

  Fair value

        The company's financial instruments recognized in the balance sheet consist of cash and cash equivalents, term deposit, accounts receivable, accounts payable and accrued liabilities and long-term debt. The fair value of these financial instruments approximates their carrying value due to their short-term maturity, except for the long-term debt whose fair value is $205,870 as at November 30, 2003 and $166,641 as at November 30, 2002.

  Credit risk

        Financial instruments which potentially subject the company to credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents consist of debt instruments issued by high-credit quality financial institutions and corporations. In the normal course of business, the company assesses its accounts receivable and establishes an allowance for doubtful accounts receivable when accounts are determined to be uncollectible.

  Interest rate risk

        As at November 30, 2003, the company's exposure to interest rate risk is summarized as follows:

Cash and cash equivalents	Variable interest rate
Accounts receivable	Non-interest bearing
Accounts payable and accrued liabilities	Non-interest bearing
Long-term debt	As described in note 4

  Currency risk

        The company is exposed to currency risks as a result of its export sales, substantially all of which are denominated in US dollars, and to a lesser extent, in euros. These risks are partially hedged by its import purchases.

13.   Contractual commitments

        The company's minimum aggregate commitments under operating leases for offices and equipment expiring in March 2008 at the latest amount to $468,468. Minimum lease payments under these agreements amount to $148,843 in 2004, $133,267 in 2005, $79,868 in 2006 and 2007 and $26,622 in 2008.

14.   Contingency

        The company is subject to a claim in the amount of US$37,840 ($49,090) from a client. Management believes this claim to be unfounded and accordingly, no provision has been recorded.

15.   United States generally accepted accounting principles

        The financial statements of InnerAccess Technologies Inc. have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). For the years ended November 30, 2003 and 2002, these principles do not differ significantly from those that InnerAccess Technologies Inc. would have followed had its financial statements been prepared in accordance with generally accepted accounting principles as applied in the United States.

        Furthermore, there are no other elements of comprehensive income for the periods presented.

  Accounting policies

        Impairment of long-lived assets—Effective December 1, 2002, for U.S. GAAP purposes, the company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, the company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. Factors considered important which could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results and significant changes in the manner of use of the assets or the company's overall business strategies. However, SFAS No. 144 required that if the sum of the future cash flows expected to result from the use of and eventual disposition of the company's long-lived assets, undiscounted and without interest charges, is less than the reported value of those assets, an asset impairment must be recognized in the financial statements. The amount of impairment to recognize is calculated by subtracting the fair value of the assets from the reported value of the assets. The adoption of this policy has no effect on the the company's financial statements.

  Accounting policies expected to be adopted

        Effective December 1, 2003, the company will adopt CICA Handbook Section 3063, Impairment of Long-Lived Assets. This section is consistent with SFAS No. 144 described above. The adoption of this standard is not expected to have any effect on the financial statements of the company at the time of adoption.

16.   Comparative figures

        Certain comparative figures have been reclassified to conform with the current year presentation.

17    Subsequent event

        On July 14, 2004, the company amalgamated with a wholly-owned subsidiary of NEON Systems, Inc. ("NEON"). Under the terms of the amalgamation agreement, the holders of the company's Class A shares and special warrants received an aggregate consideration consisting of US $2,400,000 paid in cash, 407,123 common shares of NEON and rights to acquire 19,894 common shares of NEON at a price of US $9.50 per share.

QuickLinks

  Exhibit 99.2
InnerAccess Technologies Inc. Balance Sheets As at November 30, 2003 and 2002
InnerAccess Technologies Inc. Statements of Deficit For the years ended November 30, 2003 and 2002
InnerAccess Technologies Inc. Statements of Earnings For the years ended November 30, 2003 and 2002
InnerAccess Technologies Inc. Statements of Cash Flows For the years ended November 30, 2003 and 2002
InnerAccess Technologies Inc. Notes to Financial Statements November 30, 2003 and 2002 (expressed in Canadian dollars)